EXHIBIT 99.1
                                                                    ------------

                   ARIAD Reports Second Quarter 2005 Results;
            Key Clinical and Regulatory Milestones Achieved Ahead of Schedule and AP23573 Commercialization Goals Highlighted

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Aug. 1, 2005--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced financial results for the quarter ended June 30, 2005 and provided an update on progress towards achievement of 2005 goals.
    "Based on our progress during the second quarter of 2005, we are now well positioned to pursue our next set of critical objectives: a partnership to commercialize AP23573 outside the U.S., readiness to launch AP23573 in the U.S. ourselves, and execution of the initial AP23573 registration trial in patients with soft-tissue and bone sarcomas. If all goes well, we could have our first cancer product approval and product revenues in 2007," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.

    Financial Highlights

    For the quarter ended June 30, 2005, the Company reported a net loss of $14.1 million, or $0.27 per share, as compared to $9.2 million, or $0.18 per share, for the quarter ended June 30, 2004. The increase in net loss for the quarter is due primarily to higher R&D expenses resulting from execution of the global development plan for its lead cancer product candidate, AP23573. For the six months ended June 30, 2005, cash used in operations was $20.7 million, consistent with the Company's guidance for 2005 of $39 million to $42 million.
    The Company ended the second quarter 2005 with $50.2 million in cash, cash equivalents, and marketable securities, compared with $75.5 million at the end of 2004.

    AP23573 Highlights

    During the second quarter, the Company achieved several important milestones in the development of AP23573 as its lead cancer product candidate:

    -- Received fast-track designation for AP23573 from the U.S. Food and Drug Administration for the treatment of soft-tissue and bone sarcomas.

    -- Selected the initial registration path for AP23573 - treatment of soft tissue and bone sarcomas - and engaged with U.S. and European regulatory agencies to consider the potential design of clinical trials required for registration.

    -- Presented positive early Phase 2 results in patients with soft-tissue and bone sarcomas at the annual meeting of the American Society of Clinical Oncology. Completed enrollment in three of the four sarcoma sub-groups included in this trial with the expectation of achieving full study enrollment shortly.

    -- Achieved significant progress in enrollment of ongoing Phase 1b and 2 clinical trials of AP23573 in patients with brain cancer and hematologic malignancies.

    -- Initiated several additional multi-center clinical trials of AP23573, including:

        -- Phase 2 studies in the U.S. in patients with hormone-refractory prostate cancer, and in the U.S. and Europe in patients with progressive endometrial cancer;

        -- Phase 1b studies in Europe combining AP23573 with two different chemotherapeutic agents in patients with progressive breast, ovarian, non-small-cell lung and prostate cancers, as well as certain sarcomas;

        -- Phase 1b study of the oral dosage form of AP23573 in patients with various solid tumors, evaluating several dosing regimens and doses, with the goal of conducting the first registration trial of AP23573 with the tablet form of the drug.

    -- Received the first-ever Symbol of Caring Award from the Sarcoma Foundation of America for development of AP23573 - potentially the first new treatment for soft-tissue and bone sarcomas in over twenty years.

    -- Assisted partner, Medinol, Ltd., achieve significant progress in the development of AP23573 drug-eluting stents for prevention of coronary artery reblockage.

    AP23573 Development Goals

    In light of the Company's progress to date in the clinical trials of AP23573, ARIAD is actively pursuing the following commercialization and clinical goals for its lead oncology product candidate:

    -- Establish a partnership with a major pharmaceutical and/or biotechnology company for commercialization of AP23573 outside the U.S. - the top priority for the Company's business team.

    -- Present updated results from Phase 2 clinical trial in sarcomas and initial data from Phase 1 and 2 clinical trials in hematologic malignancies and solid tumors at key medical and scientific meetings beginning in 2H05.

    -- Initiate global registration trial(s) in soft-tissue and bone sarcomas in 1H06.

    -- Define follow-on oncology indications and registration paths for AP23573 in 2H06.

    --  File marketing authorization(s) for AP23573 in 1H07.

    -- Launch AP23573 in the U.S. potentially in 2H07, subject to regulatory approvals.

    Upcoming Scientific Meetings

    Timothy P. Clackson, Ph.D., chief scientific officer of ARIAD, will present a discussion of cancer growth regulators, "Targeting mTOR and Akt," on August 26, 2005 at the 4th International Congress on Targeted Therapies in Cancer at the Omni Shoreham Hotel in Washington, D.C.

    Upcoming Investor Meetings

    ARIAD management will present updated overviews of the Company's progress and plans at several investor conferences - all to be webcast
- including the following:

    -- Adams Harkness 25th Annual Summer Seminar at the Marriott Long Wharf Hotel in Boston, Massachusetts, August 2, 2005.

    -- Bear Stearns 18th Annual Healthcare Conference at the Grand Hyatt Hotel in New York, New York, September 12 - 13, 2005.

    -- UBS 2005 Global Life Sciences Conference at the Grand Hyatt Hotel in New York, New York, September 26-29, 2005.

    -- Rodman & Renshaw Techvest 7th Annual Healthcare Conference at the New York Palace Hotel, New York, New York, November 7-9, 2005.

    -- Lazard Health Care Conference at the New York Palace Hotel in New York, New York, November 29-30, 2005.

    About ARIAD

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat disease by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to accurately estimate the timing and actual research and development expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, including those costs related to the global development plan for AP23573 described in this release, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our or our collaborator's ability to manufacture our product candidates on a commercial scale or to supply our product candidates to collaborators, risks and uncertainties regarding our ability to successfully enroll and conduct preclinical and clinical studies of product candidates, including our product candidate to treat various cancers described in this release and our collaborator's medical device product candidate to treat vascular disease, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or any collaborator's product candidates, risks and uncertainties of third-party intellectual property claims relating to our and any collaborator's product candidates, and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal proceedings, including litigation concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

             ARIAD PHARMACEUTICALS, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands,             Three Months                Six Months
 except share                Ended                      Ended
 and per share              June 30,                   June 30,
 data           -------------------------   -------------------------
                      2005          2004          2004          2004
                -----------   -----------   -----------   -----------
                       (Unaudited)                 (Unaudited)
Total license
 revenue       $       350   $       188   $       654   $       378
                -----------   -----------   -----------   -----------

Operating
 expenses:
   Research and
    development     12,093         7,102        22,747        11,435
   General and
    adminis-
    trative          2,600         2,565         4,916         4,783
                -----------   -----------   -----------   -----------
     Total
      operating
      expenses      14,693         9,667        27,663        16,218
                -----------   -----------   -----------   -----------

Other income,
 net                   260           234           580           360
                -----------   -----------   -----------   -----------
Net loss       $   (14,083 ) $    (9,245 ) $   (26,429 ) $   (15,480 )
                -----------   -----------   -----------   -----------
                -----------   -----------   -----------   -----------
Net loss per
 common share
(basic and
 diluted)      $      (.27 ) $      (.18 ) $      (.50 ) $      (.31 )
                -----------   -----------   -----------   -----------
                -----------   -----------   -----------   -----------
Weighted
 average number
 of
shares of
 common stock
outstanding
 (basic and
 diluted)       52,901,275    52,416,929    52,854,653    49,978,892



           CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
In thousands                                          June  December
                                                       30,     31,
                                                      2005    2004
                                                   --------  --------
                                                  (Unaudited)

Cash, cash equivalents and marketable securities     $50,169  $75,506
Total assets                                         $64,955  $87,189
Total liabilities                                    $23,100  $19,749
Stockholders' equity                                 $41,855  $67,440

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Edward Fitzgerald (Investors)
             617-621-2345
             or
             Pure Communications
             Andrea Johnston (Media)
             910-616-5858